CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated July 23, 1999 in the Registration Statement (Form N-1A) of The Primary Income Funds, Inc. and its incorporation by reference in the related Prospectus of The Primary Trend Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933 (File No. 33-29468) and in this Amendment No. 15 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-05831 ).


                                                /s/ Ernst & Young LLP


Milwaukee, Wisconsin
August 26, 1999